FORM OF DISTRIBUTION AND SERVICING AGREEMENT

     This DISTRIBUTION AND SERVICING AGREEMENT, dated as of         , is made by
and among The Equitable of Colorado, Inc. ("EOC"), and EQ Financial Consultants, Inc. ("EQFC") as follows:

     WHEREAS, pursuant to a Distribution Agreement, dated as of June 30, 1996 and a Distribution Agreement dated July 1, 1998 EQFC is a principal underwriter of The Hudson River Trust ("Trust"), a series mutual fund registered under the Investment Company Act of 1940 ("1940 Act") whose shareholders are separate accounts of EOC and of other insurance companies;

     WHEREAS, EOC issues variable insurance contracts ("Variable Contracts") whose net premiums or considerations are allocated in whole or in part to the respective separate accounts of EOC for investment in the Trust, for direct investment or for investment in other funding media ("Separate Accounts");

     WHEREAS, units of interest in the Separate Accounts are registered under the Securities Act of 1933 ("1933 Act") to the extent such registration is required;

     WHEREAS,  EOC is a broker-dealer  registered under the Securities  Exchange
Act of 1934, as amended ("1934 Act"), and is a member of the National Association of Securities Dealers, Inc. ("NASD");
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     WHEREAS,  EOC desires to engage EQFC,  which is a registered  broker-dealer under the 1934 Act and a member of the NASD to assume the responsibilities set forth in this Agreement with respect to the distribution of the Variable Contracts, including in particular the responsibility for compliance with broker-dealer requirements under federal and any applicable state or foreign securities laws and the NASD Rules of Fair Practice ("NASD Rules") with respect to the offering of the Variable Contracts, and EQFC desires to assume such responsibilities;

     NOW, THEREFORE, the parties hereto agree as follows;
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                                   ARTICLE I
             Distribution Responsibility for the Variable Contracts

     Sec. 1.1 EOC authorizes to act, and EQFC agrees to serve, as broker-dealer in connection with the distribution of their respective Variable Contracts to the extent provided in this Agreement. EQFC shall be fully responsible for carrying out all compliance and supervisory obligations in connection with the distribution of the Variable Contracts, as required by the NASD rules and by federal and any applicable state or foreign securities laws. Equitable shall be fully responsible for compensating the Agents for their sales of Variable Contracts, as provided in Section 1.4.

     Sec. 1.2 Without limiting the generality of Section 1.1, EQFC agrees that it shall be fully responsible for:

          (A) Requiring that each person who is appointed by EOC as an insurance agent and is authorized to offer and sell the Variable Contracts under the insurance laws (an "Agent")is duly registered as a representative of EQFC and is appropriately licensed, registered or otherwise qualified to offer and sell the Variable Contracts under the federal securities laws and any applicable securities laws of each state or other jurisdiction in which the Variable Contracts offered by such person may be lawfully sold;

          (B) Training, supervising and directing the Agents for purposes of complying on a continuous basis with the NASD rules and with federal and state securities laws applicable in connection with the offer and sale of the Variable Contracts. In this connection EQFC shall:
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               (i) Establish and implement  reasonable  written procedures which provide for diligent supervision of sales practices of the Agents;

               (ii) Require that Agents shall recommend the purchase of Variable Contracts only upon reasonable grounds to believe that the purchase is suitable for each prospective purchaser, and verify their compliance with such requirement;

               (iii) Provide a sufficient number of registered principals and an adequate compliance staff to carry out the responsibilities set forth herein; and

               (iv) Impose disciplinary measures on the Agents.

          (C) Oversight of the securities activities of all persons engaged directly or indirectly in operations of EQFC and EOC related to the offer or sale of the Variable Products, each of whom shall be considered a "person associated" with EQFC, as defined in Section 3(a)(18) of the 1934 Act. EQFC shall have full responsibility for each such person with regard to his or her training, supervision and control, as contemplated by Section 15 of the 1934 Act, and, in that connection, shall have the authority to require that disciplinary action be taken with respect to such persons.

     Sec. 1.3 EQFC represents that it is a broker-dealer duly registered under 1934 Act and is a member in good standing of the NASD and, to the extent necessary to perform the activities contemplated hereunder, is duly registered, or otherwise qualified, under securities laws of every state or other jurisdiction in
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which the Variable Contracts are available for sale, and EQFC agrees to maintain such status. Consistent with its designation as distributor of the Variable Contracts, as provided in Section 1.1 of this Agreement, EQFC acknowledges that it may be deemed to be an "underwriter" of a "principal underwriter" of the Separate Accounts under the federal securities laws.

     Sec. 1.4 EOC shall have exclusive responsibility for the payment of commissions or other fees to the Agents. All compensation paid by EOC to the Agents with respect to sales of the Variable Contracts shall be paid by EOC on its own behalf, and shall be reflected on the books and records of EOC. The responsibility of EOC shall include the performance of all activities necessary in order that the payment of compensation hereunder complies with all applicable federal securities laws and state securities and insurance laws. EOC retains the ultimate right to determine the rates of commission and other fees to be paid to the Agents in connection with their respective Variable Contracts. Nothing contained in this Agreement shall obligate EQFC to pay any commissions or other fees to Agents or to reimburse any Agents for expenses incurred by them with respect to the Variable Contracts, nor shall EQFC have any responsibility for the adequacy or accuracy of any amount paid to an Agent in connection with the sale of the Variable Contracts. EQFC shall have no right or interest whatsoever in any commissions or other fees payable to Agents by EOC.
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     Sec. 1.5 EQFC and EOC shall each cause to be maintained  and perserved such accounts, books and other documents as are required by the 1934 Act and 1940 Act and any other applicable laws and regulations. In particular, without limiting the foregoing, EQFC shall cause all the books and records in connection with the offer and sale of the Variable Contracts to be maintained and perserved in conformity with the requirements of Rules 17a-3 and 17a-4 under the 1934 Act, to the extent that such requirements are applicable to the Variable Contracts. The payment of premiums, purchase payments, commissions and other fees and payments in connection with the Variable Contracts shall be reflected on the books and records of EOC and, as provided in Section 1.4 here of and as may otherwise be required under applicable NASD regulations and federal and applicable state securities laws requirements.
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     Sec.  1.6  EQFC,   and  EOC  shall  each  submit  to  all   regulators  and
administrative bodies having jurisdiction over the sales of the Variable Contracts, present or future, any information, reports, or other material that any such body by reason of this Agreement may request or require pursuant to applicable laws or regulations. In particular, without limiting the foregoing, EOC agrees that any books and records which it maintains pursuant to Section 1.5 of this Agreement which are required to be maintained under Rule 17a-3 or 17a-4 of the 1934 Act shall be subject to inspection by the SEC in accordance with
Section 17(a) of the 1934 Act.

     Sec. 1.7 EQFC, and EOC each agree and understand that all documents, reports, records, books, files and other materials required under applicable NASD regulations and federal and state securities laws relative to the sale of Variable Contracts shall be the property of EQFC, with the exception of those books and records maintained by EOC pursuant to Section 1.4 which relate to sales compensation and shall be the joint property of EOC and EQFC. If, however, such documents, reports, records, books, files and other materials which are the property of EQFC are required by applicable regulation or law to be maintained also by EOC, such material shall be the joint property of EQFC and EOC. All other documents, reports, records, books, files and other materials maintained relative to this Agreement shall be the property of EOC. Upon the termination of
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this Agreement, all such material shall be returned to the applicable party.

     Sec. 1.8 EQFC and EOC from time to time during the term of this Agreement, shall allocate among themselves, subject to a right of further delegaiton, the administrative responsibility for maintaining and preserving the books, records and accounts kept in connection with the Variable Contracts; provided, however, in the case of books, records and accounts kept pursuant to a requirement of applicable law or regulation, the ultimate responsibility for maintaining and preserving such books, records and accounts shall be that of the party which is required to maintain or preserve such books, records and accounts under the applicable law or regulation, and such books, records and accounts shall be maintained and preserved under the supervision of that party. EQFC and EOC shall cause each other to be furnished with such reports as each may reasonably request for the purpose of meeting its respective reporting and recordkeeping requirements under such regulations and laws and under the insurance laws of the State of Colorado and any other applicable states or jurisdictions.

                                   ARTICLE II
                   Procedures for Sale of Variable Contracts

     Sec. 2.1 EOC represents and warrants that units of interest of its respective Separate Accounts offered under the Variable Contracts are registered under the 1933 Act to the extent such registration is required, that the Separate Accounts are registered under the 1940 Act unless
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exempt from such registration,  and that the Variable Contracts are qualified to be sold under the insurance laws and any applicable securities laws of all states and other jurisdictions in which the Variable Contracts are authorized for sale. EOC further repesents and warrants that it is a life insurance company duly organized under the laws of the State of Colorado and in good standing and authorized to conduct business under the laws of each state in which the Variable Contracts are offered and sold.

     Sec. 2.2 EQFC will require that the Agents use only the effective prospectuses, statements of additional information ("SAIs") and other authorized materials in soliciting and selling the Variable Contracts. EQFC is not authorized to give any information or to make any representations concerning the Variable Contracts other than those contained in the current prospectus or SAI therefor filed with the SEC or in such materials as may be authorized by EOC.

     SEC. 2.3 All applications for Variable Contracts shall be made on application forms supplied by EOC, as appropriate, and all payments collected by EQFC shall be remitted by EQFC promptly in full, together with such application or enrollment forms and any other required documentation, directly to EOC, at the address indicated on such application or to such other address as EOC may, from time to time, designate in writing. EOC shall review all such applications for suitability. Checks or money orders in payment on any Variable Contract shall be drawn to the order of "Equitable of Colorado, Inc." All applications for Variable Contracts shall be subject to
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acceptance or rejection by EOC at its discretion.

     Sec. 2.4 All money payable in connection with any of the Variable Contracts, whether as premiums, purchase payment or otherwise, and whether paid by, or on behalf of any applicant or contractowner, is the property of EOC and shall be transmitted promptly in accordance with the administrative procedures of EOC without any deduction or offset for any reason, including by example but not limitation, any deduction or offset for compensation claimed by EQFC. No cash payments shall be accepted by EQFC in connection with the Variable Contracts.

     Sec. 2.5 EOC shall be responsible for payment of the costs of printing the prospectuses, SAIs and sales material used in connection with the solicitation of applications for the Variable Contracts and to allocate such costs between themselves. EOC shall provide to EQFC copies of such prospectusus. SAIs and sales material in such number as EQFC shall reasonably request. EOC shall make available to EQFC copies of all financial statements and other documents that EQFC shall reasonably request for use in connection with the distribution of the Variable Contracts.

     Sec. 2.6 Notwithstanding anything in this Agreement to the contrary, EQFC may enter into sales agreements with independent broker-dealers for the sale of the Variable Contracts, subject to the prior written approval of EOC of each such sales agreement and the terms thereof. All such
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sales  agreements  entered  into by EQFC  shall  provide  that each  independent broker-dealer will assume full responsibility for continued compliance by itself and its associated persons with the NASD Rules and applicable federal and state securities and insurance laws. All associated persons of such independent broker-deal soliciting applications for the Variable Contracts shall be duly and appropriately licensed or appointed for the sale of the Variable Contracts under the NASD Rules and federal and state securities and insurance laws in which such person shall offer or sell the Variable Contracts.

     Sec. 2.7 EOC shall apply for and maintain the proper insurance licenses for each of the Agents selling the Variable Contracts in all states or jurisdictions in which the Variable Contracts are offered for sale by such Agent. EOC reserves the right to refuse to appoint any proposed agent, independent broker-dealer, or any representative thereof as an Agent, and may terminate an Agent or independent broker-dealer once appointed. EOC shall promptly notify EQFC of each such termination. EOC agrees to be responsible for all licensing or other fees required under pertinent state insurance laws to properly authorize Agents for the sale of the Variable Contracts; however, the foregoing shall not limit EOC's right to collect such amount from any person or entity other than EQFC.

     Sec.2.8 The parties hereto recognize that any person selling the Variable Contracts as contemplated by this Agreement shall be acting as an insurance agent of EOC or as an insurance broker, and that the rights of EQFC to supervise such persons shall be limited to the extent specifically described herein or required under applicable federal or state securities laws or NASD regulations. Such persons shall not be considered employees of EQFC and
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shall be  considered  agents of EQFC only as and to the extent  required by such laws and regulations. Further, it is intended by the parties hereto that such persons are and shall continue to be considered to have a common law independent contractor relationship with EOC and not to be common law employees of EOC, unless any contract between EQFC and any person selling the Variable Contracts specifically provides otherwise.

     Sec. 2.9 Consistent with the responsibility of EQFC to discharge all compliance and supervisory obligations relating to the distribution of the Variable Contracts as provided in this Agreement and consistent with the authority given to EQFC hereunder, EOC shall retain the ultimate right of control over, and responsibility for, the issuance, servicing and marketing of its Variable Contracts. In that connection, EOC shall review and approve all advertising concerning the Variable Contracts issued by each of them; however, EQFC shall be responsible for filing such materials, as required, with the NASD and with state securities regulators and for obtaining such approvals as may be necessary.

     Sec. 2.10 Unless otherwise agreed in writing by EOC, neither EQFC nor any Agent nor any independent broker-dealer shall have an interest in any surrender charges, deductions or other fees payable to EOC.
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                                  ARTICLE III
                      Services and Personnel Provied by EOC

     Sec. 3.1 EOC agrees to furnish compliance and related support services, including personnel, to assist EQFC in the performance of the services which EQFC is required to provide hereunder. In furnishing such services, all personnel of EOC shall be subject at all times to the supervision and control of EQFC.

                                   ARTICLE IV
                           Compensation and Expenses

     Sec. 4.1 EQFC shall be compensated, not less frequently than quarterly, by EOC for its services under this Agreement in an aggregate annual amount which shall be equal to the actual expenses incurred by EQFC to provide compliance and related support services, plus a percentage of such expenses which shall approximate the annual rate of profit earned by EQFC from its performance of comparable services for unaffiliated clients.

     Sec 4.2 EQFC shall pay the costs and expenses, direct and indirect, incurred by EOC in furnishing services and personnel, pursuant to Article III of this Agreement. In determining the basis for the apportionment of expenses, specific identification or estimates based on time, company assets, square footage or any other mutually agreeable method providing for a fair and reasonable allocation of cost may be used, provided such method is in conformity with the requirements of the Colorado Insurance Law and regulations. The charge
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to EQFC for such  apportioned  expenses  shall be at cost as  described  in this
Section 4.2.

     Sec. 4.3 Within 45 days after the end of each calendar quarter, and more often if desired, EOC shall submit to EQFC a statement of apportioned expenses showing the basis for such apportionment; and settlement shall be made within 15 days thereafter. The statement of apportioned expenses shall set forth in reasonable detail the nature of the expenses being apportioned and other relevant information to support the charge.

                                   ARTICLE V
                               Term of Agreement

     Sec. 5.1 Subject to termination as herein provided, this Agreement shall remain in full force and effect for a two-year peroid commencing on the date first above written, and this Agreement shall continue in full force and effect from year to year thereafter, until terminated as herein provided.
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     Sec. 5.2 This  Agreement  may be terminated by any party hereto on not less than 60 days' prior written notice to the other parties or by an agreement in writing signed by all of the parties hereto, except that data processing services may not be terminated on less than 180 days' prior written notice, if requested by Equico in writing promptly following its receipt of written notice of termination of this Agreement. This Agreement shall automatically be terminated in the event of its assignment.

     Sec. 5.3 Upon termination of this Agreement, all authorizations, rights, and obligations shall cease except the obligations to settle accounts hereunder, including the settlement of monies due in connection with Variable Contracts in effect at the time of termination or issued pursuant to applications received by EOC prior to termination.

                                   ARTICLE VI
                                 Miscellaneous

     Sec. 6.1 Should an irreconcilable difference of opinion arise between or among the parties to this Agreement as to the interpretation of any matter respecting this Agreement, it is hereby mutually agreed that such differences shall be submitted to arbitration as the sole remedy available to the parties. Such arbitration shall be in accordance with the rules of the American Arbitration Association, the arbitrators shall have extensive experience in the insurance industry, and the arbitration shall take place in New York, New York.
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     Sec. 6.2  For purposes of this  Agreement,  the term  "Variable  Contracts"
shall not include any vairable insurance contract issued by EOC which is not offered and sold by employees or agents of EOC.

     Sec. 6.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby.

     Sec. 6.4 This Agreement constitutes the entire agreement between the parties hereto and may not be modified except in a written instrument executed by all parties hereto.

     Sec. 6.5 This Agreement shall be subject to the provisions of the 1934 Act and, to the extent applicable, the 1940 Act and the rules, requlations and rulings thereunder and of the NASD, from time to time in effect, including such exemptions from the 1940 Act as the SEC may grant, and the terms hereof shall be interpreted and constured in accordance therewith.

     Sec. 6.6 This Agreement shall be interpreted in accordance with the laws of the State of New York.

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     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be signed by their respective officials thereunto duly authorized, as of the day and year first above written.


                                      THE EQUITABLE OF COLORADO, INC.


                                      By: /s/Name
                                          ----------------------------
                                          Name:
                                               -----------------------
                                          Title:----------------------


                                      EQ FINANCIAL CONSULTANTS SECURITIES, INC.


                                      By: /s/Name
                                          ----------------------------
                                          Name:
                                               -----------------------
                                          Title:
                                               -----------------------